UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2026
_________________________
CapsoVision, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	001-42705	20-3369494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18805 Cox Avenue, Suite 250 Saratoga, California	95070
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408)-624-1488
n/a
(Former Name or Former Address, if Changed Since Last Report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
common stock, $0.001 par value per share	CV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.           Entry into a Material Definitive Agreement.
On March 16, 2026, CapsoVision, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with selected accredited investors (the “Investors”), for the purposes of raising approximately $14 million in aggregate gross proceeds for the Company (the “Private Placement”). Pursuant to the terms of the Securities Purchase Agreement, the Company agreed to issue and sell to the Investors in the Private Placement an aggregate of 2,867,089 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), at $4.883 per Share, which represents a 5% discount to the March 16th closing price, as per the terms of the agreement.
The Securities Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties.
The closing of the Private Placement occurred on March 16, 2026. The Company intends to use the net proceeds from the Private Placement for general corporate purposes, including sales and marketing, research and development activities, general and administrative matters, working capital and capital expenditures.
The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to an exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 506 promulgated thereunder.
In connection with the Private Placement, the Company entered into a registration rights agreement, dated March 16, 2026 (the “Registration Rights Agreement”), with the Investors, pursuant to which, among other things, the Company will (i) prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement to register for resale the Shares within 90 days after the closing of the Private Placement, and (ii) use commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable following the filing thereof with the SEC. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type.
The foregoing description of the material terms of the Securities Purchase Agreement and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.02.           Results of Operations and Financial Condition.
On March 20, 2026, the Company issued a press release announcing certain of its preliminary, unaudited financial results for the fourth quarter and full year ended December 31, 2025. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 2.02 by reference.
The information in Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 3.02.           Unregistered Sales of Equity Securities.
The information contained in Item 1.01 of this Current Report on Form 8-K related to the Shares is incorporated herein by reference.
Item 7.01.           Regulation FD Disclosure.
On March 20, 2026, the Company issued a press release announcing the Private Placement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.
The information in Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.           Other Events.
Update on CapsoCam Colon
The Company is a global commercial-stage medical technology company focused on creating diagnostic and screening products to identify abnormalities of the GI tract. Currently, the Company’s GI-tract capsule endoscopy solution comprises the single-use CapsoCam capsule and the associated software, CapsoCloud and CapsoView. In addition, the Company is developing its next pipeline capsule endoscope, CapsoCam Colon. The CapsoCam Colon capsule (i) leverages CapsoCam Plus’s existing capsule design with its panoramic view and (ii) incorporates both the self-developed AI to automatically detect polyps in the video and the polyp-size measurement tool enabled by a 3D sensor in the capsule.
The Company submitted the 510(k) application for its first generation CapsoCam Colon capsule to the U.S. Food and Drug Administration (the “FDA”) in June 2025 and received responses from the FDA in September 2025. During the Company’s meeting with the FDA in December 2025, the FDA raised inquiries on topics including panoramic image processing methodology, and the proposed study design, sample size and primary endpoint for an extended study. Based on the Company’s communications with the FDA, the Company has decided not to further pursue the first generation CapsoCam Colon capsule submission and approval, and to prioritize its resources for the development of its second generation CapsoCam Colon capsule, featuring improved imaging quality and increased field of review with use of AI and better lens. The Company also expanded a second arm pivotal study to enroll approximately 800 patients at up to 20 sites in the U.S. in preparation for submitting a new 510(k) application for the second generation CapsoCam Colon capsule. As of the date of this Current Report on Form 8-K, over 500 patients have been enrolled for the second arm pivotal study. The Company currently expects to submit the 510(k) application for the second generation CapsoCam Colon capsule to the FDA in the third quarter of 2026.
Update on Breakthrough Device Designation
The Company is pioneering a novel, visual assessment for the screening and detection of pancreatic cancer. This builds on the technology and clinical results the Company has previously demonstrated in evaluating abnormalities of the duodenal wall and identification of duodenal landmarks (e.g., papilla of Vater). The Company will execute on necessary clinical studies to support this non-invasive, paradigm-changing, screening method.
Starting with a planned study, the Company will build on established scientific literature and work with leading opinion leaders (including leadership in leading Societies in pancreatobiliary field) to define malignancy diagnosis with the device.

It is expected that the study will start in the second quarter of 2026, and enroll approximately 90 patients using the CapsoCam UGI system to define diagnosis criteria.
The Company is also exploring a Breakthrough Device Designation with the FDA. Regulatory clearance for the CapsoCam UGI system in the USA is independent of this designation, as Breakthrough Designation is intended as a mechanism to facilitate development and enhance communications with the agency. An initial application was submitted for the CapsoCam UGI system for early-stage pancreatic cancer detection on November 6, 2025. A response from FDA in January 2026 determined that the CapsoCam UGI does allow for visualization of the papilla and its abnormalities, for both pre-cancerous and cancerous lesions. Due to the fact that the device does not specifically define diagnostic criteria, the application was not approved. The Company expects to resubmit the Breakthrough Device Designation application following the study, when additional data is available. The breakthrough designation is a part of the on-going project, potentially supplementing the regulatory pathway and approval for early pancreas cancer detection.

Item 9.01           Financial Statements and Exhibits.
(d)The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement.

10.2	Form of Registration Rights Agreement.

99.1	Press Release issued on March 20, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSOVISION, INC.

Date: March 20, 2026	By:	/s/ Kang-Huai (Johnny) Wang
	Name:	Kang-Huai (Johnny) Wang
	Title	President and Chief Executive Officer